Exhibit 10.28

SQN Venture Partners

August 8, 2023

VIA ELECTRONIC MAIL

Rich Ryan

Chief Executive Officer

TDG Acquisition Company, LLC

336 Summit Point Drive

Henrietta, New York 14467

Re: Letter as to Partial Repayment and Partial Conversion of Outstanding Debt

Dear Mr. Rich Ryan:

Reference is made to that certain Loan and Security Agreement, dated as of September 30, 2020, (as amended to from time to time, the “Loan Agreement”), by and among TDG Acquisition Company, a Delaware limited liability company (“Borrower”), and SQN Venture Income Fund II, LP (“Lender”). Capitalized terms are used in this letter agreement as defined in the Loan Agreement, unless otherwise defined herein.

WHEREAS, as calculated on August 7, 2023, Borrower is, as of September 30, 2023, expected to have approximately $1,333,761.72 of aggregate amounts of outstanding debt, accrued and future interest owed and other outstanding amounts (as may be adjusted to reflect the final amount, the “Anticipated Obligations”).

WHEREAS, Borrower entered into that certain Contribution Agreement, dated as of June 30, 2022, by and among the members of Borrower (the “Equity Holders”), Borrower and Six15 Technologies Holding Corp, a Delaware corporation (“Holdings”), whereby the Equity Holders exchanged their equity interests in Borrower for pro rata equity in Holdings.

WHEREAS, Holdings is currently intending to enter into a transaction (or series of transactions) whereby Holdings’ securities will be offered to the general public (the “IPO”) on or around September 30, 2023 (together with any later date consented to by Lender in writing, the “IPO Target Date”).

WHEREAS, Borrower and Holdings have requested that, contingent upon the occurrence of the IPO, (i) $665,000 of the Anticipated Obligations shall be immediately due and payable in immediately available funds upon the occurrence of the IPO (the “Repayment Transaction”), and (ii) the remainder of the outstanding Anticipated Obligations shall become immediately convertible into Holding’s common stock as of the closing date of the IPO at a conversion price equal to 65% of the per share price of the common stock offered in the IPO pursuant to a Convertible Note with terms to be mutually agreed to by Holdings, Borrower and Lender (the “Conversion Transaction”). Such Repayment Transaction and Conversion Transaction to be evidenced by such, documents, instruments and agreements as Lender and Borrower may mutually agree (the “Repayment and Conversion Documents”), the cost of which to prepare, etc. to be borne entirely by Borrower.

SQN Venture Partners

Limited Consent

Lender hereby consents to the Conversion Transaction, contingent upon (i) the closing of the IPO, (ii) receipt of immediately available funds by Lender of all amounts due arising from the Repayment Transaction and (iii) the execution and delivery by Borrower of the Repayment and Conversion Documents.

Borrower and Holdings acknowledge and agree that (i) each of the Loan Documents (as defined in the Loan Agreement) remain in full force and effect in accordance with the original terms, except as expressly consented to in this letter, (ii) the liens granted by Borrower to Lender under the Loan Documents shall remain in place, unimpaired by the transactions contemplated by this letter, and Lender’s priority with respect thereto shall not be affected hereby or thereby, (iii) the Loan Agreement and the other Loan Documents shall continue to secure all Obligations as stated therein until completion of the Repayment Transaction and the Conversion Transaction pursuant to the terms herein and the terms to be set forth in the Repayment and Conversion Documents, (iv) the Repayment and Conversion Documents shall be treated as Loan Documents and any obligations thereunder “Obligations” as defined under the Loan Agreement, and (v) all notice requirements and covenants of Borrower under the Loan Agreement continue to remain in full effect. This letter shall be governed by and construed in accordance with the laws of the State of New York without giving effect to conflict of law rules.

[Signature Page Follows]

SQN Venture Partners

Sincerely,

SQN VENTURE INCOME FUND II, LP

By:	/s/ Ryan McCalley
Name:	Ryan McCalley
Title:	Managing Partner

Accepted and Agreed:

TDG ACQUISITION COMPANY, LLC

By:	/s/ Richard Ryan
Name:	Richard Ryan
Title:	CEO

SIX15 TECHNOLOGIES HOLDING CORP.

By:	/s/ Richard Ryan
Name:	Richard Ryan
Title:	CEO